EXHIBIT #24(b)(16)

Schedules for Computation of Performance Figures



Annual Average Total Return

The Fund calculated its annual average total return for one year, five years and ten years using the formula P(1+t)n= ERV in Item 22 of Form N-1A.

In using this formula, P is equal to an initial investment of $1,000, T is equal to average annual total return for the period, n equals the number of years and ERV is the ending redeemable value.

For the one year period ending December 31, 1996

	P equals $1,000
	T equals .144
	n equals 1
	ERV equals $1,144


For the five year period ending December 31, 1996

	P equals $1,000
	T equals .160
	n equals 5
	ERV equals $2,099


For the ten year period of the Fund ending December 31, 1996

	P equals $1,000
	T equals .128
	n equals 10 years
	ERV equals $3,348

The Fund calculated its annual performance for the years 1985 through 1996 by using the formula P(1 + t)n = ERV.

In using this formula, P is equal to an initial investment of $1,000, T is equal to total return for the period, n equals the number of years and ERV is the ending redeemable value.



1-3


For the year 1/10/85-12/31/85:
P = $1,000
T =	.236
n = 1
ERV = $1,236


For the year 1/01/86-12/31/86:
P = $1,000
T = .146
n = 1
ERV = $1,146

For the year 1/01/87-12/31/87:
P = $1,000
T = .029
n = 1
ERV = $1,029

For the year 1/01/88-12/31/88:
P = $1,000
T = .216
n = 1
ERV = $1,216

For the year 1/01/89-12/31/89:
P = $1,000
T = .165
n = 1
ERV = $1,165

For the year 1/01/90-12/31/90:
P = $1,000
T = -.239
n = 1
ERV = $761

For the year 1/01/91-12/31/91:
P = $1,000
T = .437
n = 1
ERV = $1,437



2-3


For the year 1/01/92-12/31/92:
P = $1,000
T = .206
n = 1
ERV = $1,206

For the year 1/01/93-12/31/93:
P = $1,000
T = .229
n = 1
ERV = $1,229

For the year 1/01/94-12/31/94:
P = $1,000
T = .039
n = 1
ERV = $1,039

For the year 1/01/95-12/31/95:
P = $1,000
T = .192
n = 1
ERV = $1,192

For the year 1/01/96 - 12/31/96:
P = $1,000
T = .144
n =-1
ERV = $1,144
















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